Exhibit 10.3

EXECUTION VERSION

SECOND TIER PURCHASE AND SALE AGREEMENT

dated as of January 10, 2020

between

EXELA RECEIVABLES HOLDCO, LLC,
as Seller

EXELA TECHNOLOGIES, INC.,
as Initial Servicer,

and

EXELA RECEIVABLES 1, LLC,

as Buyer

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TABLE OF CONTENTS

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ARTICLE VIII	MISCELLANEOUS	27

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TABLE OF CONTENTS

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ANNEX 1	UCC Details Schedule
ANNEX 2	Notice Information

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SECOND TIER PURCHASE AND SALE AGREEMENT

THIS SECOND TIER PURCHASE AND SALE AGREEMENT dated as of January 10, 2020 (this “Agreement”) is among EXELA TECHNOLOGIES, INC., a Delaware corporation (“Exela”), as initial servicer (in such capacity, the “Initial Servicer”), EXELA RECEIVABLES HOLDCO, LLC (“Seller”), and EXELA RECEIVABLES 1, LLC, a Delaware limited liability company (the “Buyer”).

BACKGROUND

1.             The Buyer is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by the Seller.

2.             Seller acquires Receivables from the Originators pursuant to the First Tier Purchase and Sale Agreement in the ordinary course of its businesses.

3.              Seller, in order to finance its business, wishes to sell or contribute Receivables and the Related Assets to the Buyer, and the Buyer is willing to purchase or accept such Receivables and the Related Assets from Seller, on the terms and subject to the conditions set forth herein.

4.              Seller and the Buyer intend each such transaction to be a true sale or an absolute contribution and conveyance of Receivables and the Related Assets by such Seller to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and neither Seller nor the Buyer intend the transactions hereunder to be characterized as a loan from the Buyer to the Seller.

5.             The Buyer, as borrower thereunder, intends to pledge the Receivables and the Related Rights to the Administrative Agent pursuant to the Loan and Security Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

SECTION 1.01. Defined Terms. In this Agreement, unless otherwise specified: (a) capitalized terms are used as defined in (or by reference in) the Loan and Security Agreement dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Loan and Security Agreement”) among Buyer, as Borrower (“Borrower”), Initial Servicer, the Persons from time to time party thereto as Lenders, PNC Bank, National Association, as LC Bank, and TPG Specialty Lending Inc., as Administrative Agent, and (b) as used in this Agreement, unless the context otherwise requires, the following capitalized terms have the meanings indicated below:

“Fair Market Value Discount” means the quotient (expressed as percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such day, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (as of the last day of the prior Settlement Period) and the denominator of which is 365 or 366, as applicable.

“Purchase and Sale Termination Date” means, with respect to Seller, the date that Receivables and Related Assets cease being sold or contributed, as applicable, to the Buyer under this Agreement pursuant to Article VI of this Agreement.

“Purchase and Sale Termination Event” means the occurrence of any of the following events or occurrences:

(a)               Seller shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Documents to which it is a party and such failure shall remain uncured for two (2) Business Days;

(b)               any representation or warranty set forth in any Transaction Document shall prove to have been false or incorrect when made or deemed to be made by the Seller and such breach shall remain uncured (to the extent such breach may be cured) for a period of five (5) Business Days after the earlier of (x) written notice to the Seller by the Administrative Agent and (y) actual knowledge of the Seller; provided, that no breach of a representation or warranty set forth in Section 4.02(a), (c) or (k) shall constitute a Purchase and Sale Termination Event pursuant to this clause (b) if a Deemed Collection has occurred in accordance with Section 3.02 with respect to such breach;

(c)               the Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue unremedied for ten (10) Business Days after the earlier of (i) the Seller having actual knowledge thereof or (ii) the Seller receiving written notice thereof by the Administrative Agent; or

(d)               an Event of Bankruptcy shall have occurred with respect to the Seller.

“Related Assets” means (a) all rights to, but not any obligations under, all Related Security with respect to the Receivables, (b) all Records (but excluding any obligations or liabilities under the Contracts), (c) all Collections in respect of, and other proceeds of, the Receivables or any other Related Security, (d) all rights and remedies of the Seller under any Transaction Documents and any other rights or assets pledged, sold or otherwise transferred to Buyer hereunder, and (e) all products and proceeds of any of the foregoing.

SECTION 1.02. Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to Section 1.02 of the Loan and Security Agreement.

ARTICLE II

AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE

SECTION 2.01. Purchase, Sale and Contribution. Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells or contributes, as applicable, to Buyer, and Buyer hereby purchases or acquires from the Seller, as applicable, all of the Seller’s right, title and interest in, to and under the Receivables and the Related Assets, in each case whether now existing or hereafter arising, acquired, or originated.

SECTION 2.02. Timing of Purchases.

(a)               All of the Receivables acquired from the Originators by the Seller on the Closing Date are hereby sold or contributed, as applicable, to Buyer on such date in accordance with the terms hereof.

(b)               On and after the Closing Date until the Purchase and Sale Termination Date, each Receivable shall be sold or contributed to Buyer immediately (and without further action by any Person) upon the creation or acquisition of such Receivable by the Seller. The Related Assets with respect to each Receivable shall be sold or contributed at the same time as such Receivable, whether such Related Assets exist at such time or arise, are acquired or are originated thereafter.

SECTION 2.03. Payment of Purchase Price.

(a)               The purchase price (“Purchase Price”) to be paid to the Seller for the Receivables and the Related Assets at the time of purchase or acquisition of such Receivables and Related Assets shall equal the product of (i) the Unpaid Balance of each Receivable then being sold or contributed, times the Fair Market Value Discount at such time.

(b)               On the Closing Date, the Seller shall contribute Receivables to Buyer as a capital contribution in the amount set forth in a written notice on the date thereof from the Seller to Buyer, Administrative Agent, and LC Bank.

(c)               Buyer shall pay the Seller the Purchase Price with respect to each sold Receivable and the Related Assets, created or acquired by the Seller on the date of purchase thereof as set forth above by (i) transfer of funds, to the extent that Buyer has funds available for that purpose after satisfying Buyer’s obligations under the Loan and Security Agreement and/or (ii) if requested by the Seller and permitted under the Loan and Security Agreement, by delivering a Letter of Credit Application and LC Request to the LC Bank to issue one or more Letters of Credit in accordance with Section 2.04 and subject to the terms and conditions for issuing Letters of Credit under the Loan and Security Agreement (including any limitations therein on the amount of any such issuance); provided, however, to the extent that the Buyer does not have funds available to pay such Purchase Price due on any day in cash, the Seller, as an equity owner of the Buyer, shall contribute (and shall be deemed to have contributed without further action or notice by any Person) to the capital of the Buyer Receivables allocable to such insufficiency in return for an increase in the value of the Seller’s equity interest in the Buyer.

SECTION 2.04.  Letters of Credit.

(a)               The Seller may request that the Purchase Price for Receivables sold hereunder be paid by the Buyer requesting the issuance of a Letter of Credit by the LC Bank. Upon the request of the Seller, and subject to the terms and conditions for issuing Letters of Credit under the Loan and Security Agreement (including any limitations therein on the amount of any such issuance), the Buyer agrees to deliver a Letter of Credit Application and LC Request to the LC Bank, requesting the LC Bank to issue, on the applicable date specified by the Seller, Letters of Credit on behalf of the Buyer (and, if applicable, on behalf of, or for the account of, the Seller or an Affiliate of the Seller that is acceptable to the LC Bank in its sole discretion) in favor of the beneficiaries elected by the Seller or Affiliate of the Seller, with the consent of the Buyer. The aggregate stated amount of the Letters of Credit being issued on any applicable date pursuant to the prior sentence on behalf of the Seller or an Affiliate of the Seller shall constitute a credit against the aggregate Purchase Price otherwise payable by the Buyer to the Seller on such applicable date pursuant to Section 2.03. To the extent that the aggregate stated amount of the Letters of Credit being issued on any applicable date exceeds the aggregate Purchase Price payable by the Buyer to the Seller on such applicable date, such excess shall be deemed to be a reduction in the Purchase Price payable on the Business Day immediately following the date any such Letter of Credit is issued. In the event that any such Letter of Credit issued pursuant to this Section 2.04 (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Buyer’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to the Seller on the next Payment Date or, if the Buyer does not then have cash available therefor, the Seller shall contribute (and shall be deemed to have contributed without further action or notice by any Person) to the capital of the Buyer Receivables allocable to such insufficiency in return for an increase in the value of the Seller’s equity interest in the Buyer. Under no circumstances shall the Seller (or any Affiliate thereof (other than the Buyer)) nor, for the avoidance of doubt, the Initial Servicer have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b)               In the event that the Seller requests that any purchases be paid for by the issuance of a Letter of Credit hereunder, the Seller shall on a timely basis provide the Buyer with such information as is necessary for the Buyer to obtain such Letter of Credit from the LC Bank, and shall notify the Buyer, Initial Servicer, the LC Bank, each LC Participant and the Administrative Agent of the allocations described in clause (a) above. Such allocations shall be binding on the Buyer and the Seller, absent manifest error.

(c)               The Seller agree to be bound by the terms of each applicable Letter of Credit Application referenced in the Loan and Security Agreement and that each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank, or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank, in each case subject to the terms and conditions set forth in the Loan and Security Agreement.

SECTION 2.05. No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the sale or contribution, as applicable, of Receivables and Related Assets under this Agreement shall be without recourse to the Seller. The Seller and Buyer intend the transactions hereunder to constitute absolute and irrevocable true sales or valid contributions of Receivables and the Related Assets by the Seller to Buyer, providing Buyer with the full risks and benefits of ownership of the Receivables and Related Assets (such that the Receivables and the Related Assets would not be property of the Seller’s estate in the event of the Seller’s bankruptcy).

None of Buyer, Administrative Agent, the Lenders or the other Affected Persons shall have any obligation or liability under any Receivables or Related Assets, nor shall Buyer, Administrative Agent, any Lender or the other Affected Persons have any obligation or liability to any Obligor or other customer or client of the Seller (including any obligation to perform any of the obligations of the Seller under any Receivables or Related Assets) or to Servicer.

ARTICLE III

ADMINISTRATION AND COLLECTION

SECTION 3.01. Exela to Act as Servicer; Contracts. (a) Pursuant to the Loan and Security Agreement, the Initial Servicer has been appointed (subject to any rights of the Administrative Agent to terminate Initial Servicer and appoint a Successor Servicer) to service the Receivables and the Related Assets for the benefit of the Administrative Agent and Borrower (as Seller’s assignees) pursuant to Article IX of the Loan and Security Agreement.

(b)               The Seller shall cooperate with Buyer and Servicer in collecting amounts due from Obligors in respect of the Receivables.

(c)               Buyer and the Seller hereby grant to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of Buyer or the Seller, as the case may be, any and all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any checks, instruments or other proceeds of the Receivables or other right of any kind held or transmitted by Buyer or the Seller or transmitted or received by Buyer (whether or not from the Seller) or the Seller in connection with any Receivable and any Related Assets (including under the related Records).

(d)               The Seller hereby grants to Buyer and to Administrative Agent, as assignee of Buyer, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of Buyer or the Seller, as the case may be, any and all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any checks, instruments or other proceeds of the Receivables or other right of any kind held or transmitted by Buyer or the Seller or transmitted or received by Buyer (whether or not from the Seller) or the Seller in connection with any Receivable and any Related Assets (including under the related Records). Notwithstanding the foregoing, the Administrative Agent shall not exercise such power of attorney unless a Servicer Default has occurred and is continuing.

(e)               The Seller shall perform all of its obligations under the Records to the same extent as if the Receivables had not been sold or contributed, as applicable, hereunder and the exercise by each of Buyer, Servicer, Administrative Agent or any of their respective designees of its rights hereunder or under the Loan and Security Agreement shall not relieve the Seller from such obligations.

(f)                The Seller hereby covenants and agrees that it shall provide the Servicer and Backup Servicer with all necessary servicing files and records relating to the Contracts, Receivables and Related Security and it shall provide to the Backup Servicer reasonable access to and use by the Backup Servicer of all licenses, software, hardware, equipment, telephone, personnel, servicing systems, employees, facilities or other accommodations necessary or desirable to perform the backup servicing functions as set forth in the Backup Servicing Agreement.

SECTION 3.02. Deemed Collections. (a) If on any day:

(i)       the Unpaid Balance of any Receivable acquired by the Seller is: (A) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff, counterclaim or dispute between the Seller or any Affiliate of the Seller, and an Obligor, (B) less than the amount included in calculating the Net Pool Balance for purposes of any Information Package or Interim Report (for any reason other than such Receivable becoming a Defaulted Receivable or due to the application of Collections received with respect to such Receivable), or (C) extended, amended or otherwise modified or waived or any payment term or condition of any related Contract is amended, modified or waived (except as expressly permitted under Section 9.02(a) of the Loan and Security Agreement); or

(ii)       any of the representations or warranties of the Seller set forth in Section 4.02(a), (c), (k) or (r) were untrue when made with respect to any Receivable acquired by the Seller or are no longer true with respect to any Receivable acquired by the Seller, in each case, as determined by the Administrative Agent or any Required Class Lenders;

then, on such day, the Seller shall be deemed to have received a Collection of such Receivable:

(A)             in the case of clauses (i)(A) or (B) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance (as determined immediately prior to the applicable event) and the amount included in respect of such Receivable in calculating such Net Pool Balance or, in the case of clause (i)(C) above, in the amount that such extension, amendment, modification or waiver affects the Unpaid Balance of the related Receivable in the sole determination of the Administrative Agent or any Required Class Lenders.

(B)              in the case of clause (ii) above, in the amount of the entire Unpaid Balance of the relevant Receivable (as determined immediately prior to the applicable event) with respect to which such representations or warranties of the Seller are or were untrue.

Collections deemed received by the Seller under this Section 3.02(a) are herein referred to as “Deemed Collections”.

(b)               The Seller that is deemed to receive Deemed Collections shall transfer to a Continuing Collection Account immediately available funds in the amount of such Deemed Collections immediately following the event giving rise to such Deemed Collections.

SECTION 3.03. Actions Evidencing Purchases. (a) On or prior to the Closing Date, the Seller (or Servicer, on behalf of the Seller) shall mark its records evidencing Receivables and Contracts in a form reasonably acceptable to the Administrative Agent, evidencing that the Receivables acquired by the Seller have been transferred in accordance with this Agreement, and none of the Seller or Initial Servicer shall change or remove such mark without the consent of the Administrative Agent, as its assignee. In addition, the Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Buyer or the Administrative Agent, as its assignee, may reasonably request in order to perfect, protect or more fully evidence the purchases, sales and contributions hereunder, or to enable Buyer or the Administrative Agent, as its assignee, to exercise or enforce any of their respective rights with respect to the Receivables and the Related Assets. Without limiting the generality of the foregoing, the Seller will upon the request of Buyer or the Administrative Agent: (i) authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect the interests of Buyer and the Administrative Agent, as its assignee, in the Receivables acquired by the Seller and the Related Assets; and (ii) if a Servicer Default or an Event of Default has occurred and is continuing, mark conspicuously each Contract evidencing each Receivable acquired by the Seller with a legend, reasonably acceptable to the Administrative Agent evidencing that the related Receivables have been sold or contributed in accordance with this Agreement.

(b)               The Seller hereby authorizes Administrative Agent (i) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Seller as debtor relative to all or any of the Receivables acquired by the Seller and the Related Assets now existing or hereafter arising and (ii) to the extent permitted by the Loan and Security Agreement, to notify Obligors of the assignment of the Receivables acquired by the Seller and the Related Assets.

(c)               Without limiting the generality of Section 3.03(a), the Seller hereby authorizes Administrative Agent to file, and shall deliver and file or cause to be filed appropriate continuation statements, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with the Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Payout Date shall not have occurred.

SECTION 3.04. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it shall be applied as specified in writing or otherwise by such Obligor or as required by Applicable Law or by the underlying Contract. If the manner of application of any such payment is not specified by the related Obligor and is not required by Applicable Law or by the underlying Contract, such payment shall, unless Administrative Agent instructs otherwise, be applied: first, as a Collection of any Receivable or Receivables then outstanding of such Obligor, with such Receivables being paid in the order of the oldest first, and, second, to any other indebtedness of such Obligor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Mutual Representations and Warranties. The Seller represents and warrants to Buyer, Administrative Agent and each Secured Party, and Buyer represents and warrants to the Seller, Administrative Agent and each Secured Party as of the date hereof and as of each date on which a purchase and sale or contribution, as applicable, is made hereunder, as follows:

(a)               Organization and Good Standing. It has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the Applicable Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

(b)               Due Qualification. It is duly qualified to do business as a foreign organization in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)               Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) sell, assign or contribute the Receivables and the Related Assets to Buyer on the terms and conditions herein provided and (D) with respect to Buyer, purchase, acquire and own the Receivables and the Related Assets on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party in any capacity.

(d)               Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)               No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its certificate of formation or limited liability company agreement, or (B) any Debt, (ii) result in the creation or imposition of any Adverse Claim upon any of the Borrower’s properties pursuant to the terms of any such Debt, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, (iii) conflict with, result in any breach or (without notice or lapse of time or both) a default under any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (iv) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, or (v) violate any Applicable Law applicable to it or any of its properties except, in the cases of clauses (iii), (iv) and (v) to the extent that any such conflict or violation could not reasonably be specified to have a Material Adverse Effect.

(f)                Bulk Sales Act. No transaction contemplated hereby requires compliance by it with any bulk sales act or similar Applicable Law.

(g)               No Proceedings. There are no actions, suits, proceedings, claims, disputes, or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the sale, assignment or contribution, as applicable, of any Receivables and Related Assets or the consummation of the purposes of this Agreement or of any of the other Transaction Documents to which it is a party, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.

(h)               Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article VI of the Loan and Security Agreement, all of which, at the time required in Article VI of the Loan and Security Agreement, shall have been duly filed and shall be in full force and effect, (ii) those that have been made or obtained and are in full force and effect, (iii) those for which the failure to be made or obtained would not reasonably be expected to have a Material Adverse Effect or (iv) those that are not currently required.

(i)                 Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against it or any material portion of its properties that prevents, and, to its knowledge, no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened against it or its properties in or before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect or would prevent it from conducting its business operations relating to the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents.

(j)                 Ordinary Course of Business. Each remittance of Collections on the Receivables transferred by the Seller to Buyer under this Agreement or pursuant to the other Transaction Documents will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.

SECTION 4.02. Additional Representations and Warranties of The Seller. The Seller represents and warrants to Buyer, Administrative Agent and each Secured Party as of the date hereof and as of each date on which a purchase and sale or contribution, as applicable, is made hereunder, as follows:

(a)               Valid Sale. This Agreement constitutes an absolute and irrevocable valid sale, transfer and assignment or contribution, as applicable, of the Receivables acquired by the Seller and the Related Assets to Buyer free and clear of any Adverse Claim, or alternatively the granting of a valid security interest in the Receivables acquired by the Seller and the Related Assets to Buyer free and clear of any Adverse Claim.

(b)               Use of Proceeds. The use of all funds obtained by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.

(c)               Quality of Title. Prior to its sale or contribution to Buyer hereunder, each Receivable acquired by the Seller, together with the Related Assets, is owned by it free and clear of any Adverse Claim; when Buyer purchases or acquires by contribution such Receivable and Related Assets and all Collections and proceeds if any of the foregoing, Buyer shall have acquired legal and equitable title to such Receivable, for fair consideration and reasonably equivalent value, free and clear of any Adverse Claim; and no financing statement or other instrument similar in effect covering any Receivable, any interest therein, and the Related Assets is on file in any recording office, except such as may be filed (i) in favor of Buyer in accordance with any Purchase and Sale Agreement (and assigned to Administrative Agent), (ii) in favor of Administrative Agent in accordance with the Loan and Security Agreement or any Transaction Document or (iii) (x) “all asset” financing statements filed in connection with the Existing Specified Secured Debt or (y) with respect to HOV Services, Inc. during the ten (10) days following the Closing Date, the state tax lien, file number L53008 P427, recorded in Oakland County, Michigan.

(d)               Accurate Reports. No Information Package, Interim Report or any other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of the Seller or any of its Affiliates to Buyer, Administrative Agent or any other Secured Party in connection with this Agreement or any other Transaction Document: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make  the statements contained therein not misleading; provided, however, that, with respect to projected financial information and information of a general economic or industry specific nature, the Seller represents only that such information has been prepared in good faith based on assumptions believed by the Seller to be reasonable at the time such information was delivered; and provided, further, that such information are not to be viewed as facts, are subject to significant uncertainties and contingencies beyond the control of the Seller, no assurance can be given that any particular projection or other information will be realized and actual results during the period or periods covered by such information may differ from such projections and that the differences may be material.

(e)               UCC Details. (i) The Seller’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, and (ii) the location of its chief executive office and principal place of business are specified in Annex 1 and the offices where the Seller keeps all its Records are located at the addresses specified in Annex 1 (or at such other locations, notified to Administrative Agent and Buyer in accordance with Section 7.01(l) or 8.01(f) of the Loan and Security Agreement), in jurisdictions where all actions required under Section 9.06 of the Loan and Security Agreement has been taken and completed. Except as described in Annex 1, the Seller has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and the Seller has never changed the location of its chief executive office or its true legal name, identity or corporate structure. The Seller is organized only in a single jurisdiction.

(f)                Collection Accounts. The account numbers of the Collection Accounts and related Collection Account Banks are specified in Schedule II to the Loan and Security Agreement.

(g)               Tax Status. The Seller (i) has timely filed all material tax returns required to be filed by it and (ii) has paid or caused to be paid all material taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(h)               Servicing Programs. No license or approval is required for Servicer or Buyer’s use of any software or other computer program used by the Seller in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(i)                 Credit and Collection Policies. The Seller has complied with its Credit and Collection Policies, and such policies have not changed since the Closing Date, except in accordance with Section 5.03(f).

(j)                 Compliance with Applicable Law. The Seller has complied in all material respects with all Applicable Law.

(k)               Eligible Receivables. Each Receivable was an Eligible Receivable on the date of any sale or contribution hereunder, unless otherwise specified in the first Information Package or Interim Report that includes such Receivable; provided, that at any time prior to the Contract Evaluation End Date, none of the following events shall be a breach of this representation: (i) clause (c) of “Eligible Receivable” shall not be satisfied with respect to any Receivable that otherwise satisfies each of the following conditions: (x) its related Contract is not one of the Top 100 Customer Contracts and (y) the Unpaid Balance for such Receivable and each other Receivable (taken in the aggregate) relating to such Contract does not exceed 0.50% of the aggregate Unpaid Balance of all Eligible Receivables at any time this representation is made and (ii) clause (s)(A) of “Eligible Receivable” shall not be satisfied with respect to any Receivable that otherwise satisfies each of the following conditions: (x) its related Contract is not one of the Top 100 Customer Contracts, (y) the Unpaid Balance for such Receivable and each other Receivable relating to such Contract does not exceed 0.50% of the aggregate Unpaid Balance of all Eligible Receivables at any time this representation is made and (z) the related Obligor (or any of its Affiliates) is not then withholding or then threatening to withhold any payments under such Contract in connection with any breach of any anti-assignment provision set forth therein.

(l)                Adverse Change. Since December 31, 2018, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(m)              Financial Information. All financial statements of the Parent and its consolidated Subsidiaries delivered in connection with this Agreement or any other Transaction Document were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries and their results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, 2018, there has been no change in the business, property, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

(n)               Investment Company Act. The Seller is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(o)               ERISA. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Exela Party and its respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan and Multiemployer Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan or Multiemployer Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(p)               [Reserved].

(q)               No Default. No event has occurred and is continuing and no condition exists, or would result from the sale, transfer and assignment or contribution of the Receivables acquired by the Seller, that constitutes an Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default or Unmatured Event of Default.

(r)                No Fraudulent Conveyance. No sale or contribution hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(s)                Solvent. The Seller is Solvent.

(t)                 Reliance on Separate Legal Identity. The Seller hereby acknowledges that the Secured Parties, the Lenders and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from any Bankruptcy Remote Entity.

(u)               Policies and Procedures. To the extent applicable, each Exela Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the PATRIOT Act. Neither the Exela Parties nor any of their officers, directors, employees, agents or shareholders acting on the Exela Parties’ behalf shall use the proceeds of the Loans to make any payments, directly or indirectly (including through any third-party intermediary), to any Foreign Official in violation of the FCPA. None of the Exela Parties nor any Affiliates of any Exela Parties, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. None of the Exela Parties, nor any Affiliates of any Exela Parties, or their respective agents acting or benefiting in any capacity in connection with any Credit Extension or other transactions hereunder, is a Blocked Person. None of the Exela Parties, nor any of their agents acting in any capacity in connection with the Credit Extensions or other transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

(v)               Opinions. The facts regarding each Exela Party, the Receivables, the Related Assets, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each opinion of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(w)             Securitization Assets.

(i)                 None of the Collateral is subject to any Lien of any Debt of Exela or any of its Affiliates other than the Lien of the Administrative Agent under the Transaction Documents. Without limiting the foregoing, all of Collateral satisfies the definition of “Securitization Assets” sold to a “Special Purpose Securitization Subsidiary” in connection with a “Permitted Securitization Financing,” and therefore is “Excluded Property” that is free and clear of any Adverse Claim of any Existing Specified Secured Debt.

(ii)              As of the Closing Date, the Exela Parties are not obligated (whether as a borrower, guarantor or otherwise) under any secured Debt outstanding in an aggregate amount exceeding $75,000,000 other than the Existing Specified Secured Debt and the Transaction Documents.

ARTICLE V

GENERAL COVENANTS

SECTION 5.01. Mutual Covenants. At all times prior to the Final Payout Date, Buyer and the Seller shall:

(a)               Compliance with Applicable Laws, Etc. Comply in all material respects with all Applicable Laws with respect to it, the Receivables and each of the related Contracts.

(b)               Preservation of Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(c)               Separateness. (i) To the extent applicable to it, observe the applicable legal requirements for the recognition of any Bankruptcy Remote Entity as a legal entity separate and apart from Exela and any Affiliate of Exela, including complying with (and causing to be true and correct) each of the facts and assumptions contained in the legal opinions of counsel delivered in connection with this Agreement and the other Transaction Documents regarding “true” sale and “substantive consolidation” matters (and any later bring-downs or replacements of such opinions), and (ii) not take any actions inconsistent with the terms of Section 8.08 of the Loan and Security Agreement or any Bankruptcy Remote Entity’s limited liability company agreement.

The Parent may issue consolidated financial statements that include Buyer, but such financial statements shall contain a footnote to the effect that the Receivables and Related Assets of Buyer are not available to creditors of the Parent. If the Seller provides Records relating to Receivables to any creditor of the Seller, the Seller shall also provide to such creditor a notice indicating that (A) such Receivables have been conveyed to the Buyer and subsequently pledged to the Administrative Agent in accordance with the Transaction Documents and (B) any Collections held by it relating to such Receivables are held in trust pursuant to the Loan and Security Agreement. The Seller shall cause its financial statements to disclose the separateness of Buyer and that the Receivables acquired by the Seller are owned by Buyer and are not available to creditors of the Seller or of its Affiliates.

SECTION 5.02. Additional Covenants of The Seller. At all times prior to the Final Payout Date, the Seller shall:

(a)               Inspections. (i) From time to time, upon reasonable notice from Buyer or Administrative Agent, as applicable, and during regular business hours, permit Buyer, Administrative Agent, each other Credit Party and any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to Administrative Agent, such Credit Party or Buyer, as applicable (at the sole cost and expense of the Seller), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or its Affiliates or agents, and (B) to visit the offices and properties of the Seller or its agents or Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Receivables acquired by the Seller, the Seller’s performance hereunder or the Seller’s financial condition and results of operations with any of the officers or employees of the Seller or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent or the Buyer with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to Administrative Agent to conduct, at the Seller’s expense, a review of the Seller’s books and records relating to Pool Receivables; provided, that, unless an Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or an Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, the Seller shall only be required to reimburse any Person for reasonable, documented costs and expenses related to two such audit/inspections during any calendar year (excluding any audits/inspections requested by Buyer).

(b)               Keeping of Records and Books of Account; Delivery, Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Receivables and Related Assets in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the collection of all Receivables and Related Assets (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable received, made or otherwise processed on that day). At any time during the continuation of a Servicer Default or an Event of Default, upon request of the Administrative Agent or Buyer, deliver the originals of all Contracts to the Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.

(c)               Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and the Receivables, unless the Seller or Servicer makes a Deemed Collection in respect of the entire Unpaid Balance thereof in accordance with Section 3.02.

(d)               Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Seller referred to in Annex 1 or, upon ten (10) days’ prior written notice to the Administrative Agent and LC Bank, at such other locations in jurisdictions where all action required by Section 9.06 of the Loan and Security Agreement shall have been taken and completed.

(e)               Credit and Collection Policies. Comply with its Credit and Collection Policy in regard to each Receivable acquired by the Seller and the Related Assets and not agree to any changes thereto in a manner that could be adverse to the interests of the Credit Parties except as expressly permitted hereunder and under Sections 8.03(c) and 8.06(c) of the Loan and Security Agreement.

(f)                Collections. Within seven (7) Business Days of the Closing Date, deliver written instructions to all Obligors to remit Collections of existing and newly generated Receivables and the Related Security to a Continuing Collection Account. At all times after the Closing Date, (i) on the related invoice, instruct all Obligors to remit Collections of Pool Receivables and the Related Security to a Continuing Collection Account and (ii) to the extent that any Obligor remits any Collections to an Interim Collection Account, promptly (within four (4) Business Days) notify such Obligor in writing and by telephone to remit any future Collections to a Continuing Collection Account. In the event any Exela Party receives any Collections, any such Collections shall be held in trust by such Exela Party and such Exela Party shall deposit such Collections in a Continuing Collection Account within four (4) Business Days of such receipt thereof. In the event that any funds other than Collections are deposited into any Collection Account, it (or the Initial Servicer on its behalf) shall within four (4) Business Days of receipt thereof identify such funds and provide instructions to the Administrative Agent to transfer such funds to the appropriate Person entitled to such funds. It shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables received from time to time and (ii) segregate within four (4) Business Days Collections of Pool Receivables from property of any Exela Party and their respective Affiliates other than the Borrower. It shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made in connection with any Sweep Instructions or in accordance with this Section or Section 4.01 of the Loan and Security Agreement.

(g)               Agreed Upon Procedures. Cooperate with Servicer and the designated accountants or consultants for each annual agreed upon procedures report required pursuant to Sections 8.02(f) and 8.05(g) of the Loan and Security Agreement.

(h)               Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to each Receivable acquired by the Seller in accordance with its Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(i)                 Assignment of Claims Act. If reasonably requested by the Administrative Agent, prepare and make any filings under the Federal Assignment of Claims Act (or any other similar state and local Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.

(j)                 Insurance. Keep its insurable properties insured at all times by financially sound and responsible insurers; maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in the same geographic area; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by Applicable Law.

(k)               PATRIOT ACT and FCPA. To the extent applicable, each Exela Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the PATRIOT Act. Neither the Exela Parties nor any of their officers, directors, employees, agents or shareholders acting on the Exela Parties’ behalf shall use the proceeds of the Loans to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the FCPA. None of the Exela Parties nor any Affiliates of any Exela Parties, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. None of the Exela Parties, nor any Affiliates of any Exela Parties, or their respective agents acting or benefiting in any capacity in connection with any Credit Extension or other transactions hereunder, is a Blocked Person. None of the Exela Parties, nor any of their agents acting in any capacity in connection with the Credit Extensions or other transactions hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

(l)                 Exchange Act Disclosure. It will file a Current Report on Form 8-K under the Exchange Act to report the transactions contemplated by this Agreement and in its future Forms 10-K and 10-Q until the Final Payout Date. The disclosure in each of such Exchange Act filings shall include an explicit statement that any amendment or modification to any Existing Specified Secured Debt Documents is prohibited if such amendment or modification could : (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

SECTION 5.03. Reporting Requirements. From the date hereof until the Final Payout Date, the Seller will furnish (or cause to be furnished) to Buyer, to Administrative Agent, LC Bank and each Lender each of the following:

(a)               Financial Statements and Other Information.

(i)               within forty-five (45) days after the close of each of the first three quarterly periods of each fiscal year of the Parent, the quarterly financial statements described in Section 8.05(a)(i) of the Loan and Security Agreement;

(ii)              within ninety (90) days after the close of each fiscal year of the Parent, the annual financial statements described in Section 8.05(a)(ii) of the Loan and Security Agreement;

(iii)             promptly following a request therefor, any documentation or other information (including with respect to any Exela Party) that Buyer, Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(iv)             from time to time such further information regarding the business, affairs and financial condition of the Exela Parties as Buyer, Administrative Agent or any Lender shall reasonably request; and

(v)              notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (b) shall be deemed to have been furnished to each of the Administrative Agent and the Buyer on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.

(b)            ERISA.

(i)               Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event with respect to any Pension Plan, which any Exela Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Exela Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor, and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could, individually or in the aggregate, reasonably be expected to affect, the Receivables (including the value, the validity, the collectability, or the enforceability thereof), the transactions contemplated by the Transaction Documents, or the performance of the Seller (or any of its Affiliates), or the ability of the Seller (or any of its Affiliates) to perform, thereunder.

(ii)              Promptly after the Seller becomes aware of the occurrence of any of the events listed in clauses (I) through (VI) below, a notice indicating that such event has occurred:

I.	the Secretary of the Treasury issues a notice to any Exela Party that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

II.	the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of the Code or any Pension Plan or there has been a termination, or notice of a termination, of any Pension Plan under Section 4041 or Section 4042 of ERISA;

III.	any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

IV.	any Pension Plan is unable to pay benefits thereunder when due;

V.	any Exela or any of their respective ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect; or

VI.	any Exela Party or any of their respective ERISA Affiliates incurs Withdrawal Liability.

(c)               Default. Notice of the occurrence of any Initial Servicer Default, Event of Default, Unmatured Event of Default, or termination of any sale or contribution of Receivables under this Agreement, accompanied by a written statement of a Responsible Officer of the Seller setting forth details of such event and the action that the Seller proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after the Seller obtains knowledge of any such event.

(d)               Servicing Programs. If any Successor Servicer has been appointed or if any Initial Servicer Default or Event of Default has occurred and is continuing and a license or approval is required for Buyer’s, the Administrative Agent’s or such Successor Servicer’s use of any software or other computer program used by such Successor Servicer in the servicing of the Receivables, then at the request of Buyer, the Administrative Agent or a Successor Servicer, the Seller, as applicable, shall at its own expense arrange for Buyer, Administrative Agent and such Successor Servicer to receive any such required license or approval.

(e)               Litigation. Promptly, and in any event within three (3) Business Days after the Seller obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against the Seller and (ii) any development in litigation previously disclosed by it, in each case, that could reasonably be expected to have a Material Adverse Effect.

(f)                Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy that could be adverse to the interests of the Credit Parties, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) requesting Buyer’s, Administrative Agent’s and the Required Lender’s consent thereto and (ii) any change in the character of the Seller’s business that has or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations hereunder or that would prevent the Seller from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, a written notice indicating such change and requesting Buyer’s, Administrative Agent’s and the Required Lender’s consent thereto.

(g)               Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Seller as Administrative Agent or Buyer may from time to time reasonably request in order to protect the interests of Buyer, Administrative Agent, LC Bank or any Lender under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

(h)               Excluded Receivables. With reasonable promptness, written notice if the total amount of Excluded Receivables originated in any calendar month exceeds $150,000.

SECTION 5.04. Negative Covenants of The Seller. From the date hereof until the Final Payout Date, the Seller shall not, without the prior written consent of Administrative Agent, the Required Lenders, and Buyer, do or permit to occur any act or circumstance which it has covenanted not to do or permit to occur in any other Transaction Document to which it is a party in any capacity, or:

(a)               Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to (i) any Receivable acquired by the Seller or any Related Asset or any interest therein, or any Collection Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds (other than the purchase price paid to the Seller hereunder or any proceeds of Collections remitted to the Seller hereunder to the extent the Seller owes no other amounts hereunder) from or in respect of any of the foregoing or (ii) its equity interest in Buyer.

(b)               Extension or Amendment of Receivables. Except as permitted under Section 9.02(a) of the Loan and Security Agreement, extend, amend or otherwise modify the payment terms of any Receivable acquired by the Seller or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of such Receivable is made, in full, in connection therewith.

(c)               Change in Credit and Collection Policies or Business. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies in a manner that could be adverse to the interests of the Credit Parties without the prior written consent of the Buyer, Administrative Agent, and the Required Lenders, or (ii) make any change in the character of the Seller’s business that has or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations hereunder or that would prevent the Seller from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, without the prior written consent of Buyer, Administrative Agent and the Required Lenders.

(d)               Change in Collection Account Banks. (i) Add any bank account not listed on Schedule II as a Collection Account unless the Administrative Agent and the Required Lenders shall have previously approved and received duly executed copies of all Account Control Agreements and/or amendments thereto covering each such new account, (ii) terminate any Collection Account or related Account Control Agreement or Sweep Instructions without the prior written consent of the Administrative Agent and the Required Lenders and, in each case, only if all of the payments from Obligors that were being sent to such Collection Account will, upon termination of such Collection Account and at all times thereafter, be deposited in a Continuing Collection Account covered by an Account Control Agreement or (iii) amend, supplement or otherwise modify any Account Control Agreement or Sweep Instructions without the prior written consent of Administrative Agent and the Required Lenders.

(e)               Mergers, Acquisitions, Sales, Etc. Without the prior written consent of the Buyer, Administrative Agent and the Required Lenders, (i) change its jurisdiction of organization or its name, identity or corporate structure or undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law, (ii) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (iii) make any other change such that any financing statement or other lien filing filed or other action taken to perfect Buyer’s and Administrative Agent’s interests under this Agreement or the Loan and Security Agreement would become seriously misleading or would otherwise be rendered ineffective. The Seller shall not amend or otherwise modify or waive its limited liability company agreement or certificate of formation or any provision thereof without the prior written consent of Buyer, Administrative Agent and the Required Lenders. The Seller shall at all times maintain its jurisdiction of organization in the State of Delaware.

(f)                Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account other than a Continuing Collection Account or (ii) except as remitted from an Interim Collection Account pursuant to Sweep Instructions, permit funds other than Collections to be deposited into any Continuing Collection Account.

(g)               [Reserved].

(h)               Actions Impairing Quality of Title. Take any action that could cause any Pool Receivable, together with the Related Security, not to be owned by it free and clear of any Adverse Claim; or take any action that could reasonably be expected to cause Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Pool Receivables and Continuing Collection Accounts and, to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement, any Related Security (or any portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim; or suffer the existence of any financing statement or other instrument similar in effect covering any Pool Receivable on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document or (ii) in favor of Administrative Agent in accordance with this Agreement or any Transaction Document or (iii) (x) “all asset” financing statements filed in connection with the Existing Specified Secured Debt or (y) with respect to HOV Services, Inc. during the ten (10) days following the Closing Date, the state tax lien, file number L53008 P427, recorded in Oakland County, Michigan.

(i)                 Buyer’s Tax Status. Take or cause any action to be taken that would cause the Buyer to (i) be treated other than as either a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from a United States person within the meaning of Section 7701(a)(30) of the Code or a partnership for U.S. federal income tax purposes whose partners are all United States persons within the meaning of Section 7701(a)(30) of the Code, or are otherwise approved by the Administrative Agent or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided, however, that in the event that the Buyer is treated as a partnership for U.S. federal income tax purposes, the Seller shall ensure that the Buyer shall, to the extent eligible, make an election under Section 6221(b) or Section 6226(a) of the Code (or any similar election available pursuant to the Treasury Regulations under Sections 6221 through 6241 at such time) with respect to determinations of adjustments at the partnership level.

(j)                 Anti-Terrorism Laws. None of the Exela Parties, nor any of their Affiliates or agents shall:

(i)               conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person,

(ii)              deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs or

(iii)             engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the PATRIOT Act or any other Anti-Terrorism Law.

(k)               Restrictions on Exela Secured Debt. Permit any Exela Party or any Affiliate thereof to incur any new secured Debt or consent to any amendment or modification to any Debt of Exela or any of its Affiliates, including (without limitation) any Existing Specified Secured Debt Documents, the effect of which could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

ARTICLE VI

TERMINATION OF PURCHASES

SECTION 6.01. Voluntary Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the sale and contribution of Receivables and Related Assets pursuant to this Agreement may be terminated by the Buyer, with the prior written consent of the Administrative Agent and Required Lenders, at any time when the Aggregate Loan Amount plus the Revolving A LC Participation Amount is equal to zero.

SECTION 6.02. Automatic Termination. The sale or contribution of any Receivables and Related Assets pursuant to this Agreement shall automatically terminate if an Event of Bankruptcy shall have occurred and remain continuing with respect to the Seller or Buyer.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01. The Seller’s Indemnity. (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, but subject to Section 8.06, the Seller hereby agrees to indemnify and hold harmless Buyer, Buyer’s Affiliates and all of their respective successors, transferees, participants and assigns, Administrative Agent and any Secured Party under the Loan and Security Agreement, and all officers, members, managers, directors, shareholders, officers, employees and agents of any of the foregoing (each a “Seller Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees), including reasonable Attorney Costs, and reasonable consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with the Transaction Documents, any of the transactions contemplated thereby (including the issuance of, or the fronting for, any Letter of Credit), or the ownership, maintenance or purchasing of the Receivables or in respect of or related to any Receivable or Related Assets, the issuance or drawing of any Letter of Credit or otherwise arising out of or relating to or in connection with the actions or inactions of Buyer, Performance Guarantor, the Seller or any Affiliate of any of them; provided, however, notwithstanding anything to the contrary in this Article VII, excluding Seller Indemnified Amounts solely to the extent (x) resulting from the gross negligence or willful misconduct on the part of the Seller Indemnified Party, as determined by a final non-appealable judgment by a court of competent jurisdiction or (y) that constitute recourse with respect to a Receivable or the Related Assets by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor. Without limiting the foregoing, the Seller shall indemnify, subject to the express limitations set forth in this Section 7.01, and hold harmless each Seller Indemnified Party for any and all Seller Indemnified Amounts arising out of, relating to or in connection with:

(a)              the transfer by the Seller of any interest in any Receivable other than the sale or contribution, as applicable, of any Receivable and Related Assets to Buyer pursuant to this Agreement and the grant of a security interest or ownership interest to Buyer pursuant to this Agreement or the subsequent pledge to the Administrative Agent;

(b)              any representation, warranty or statement made or deemed made by the Seller (or any of its officers or Affiliates) under or in connection with this Agreement or any Transaction Document, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Seller pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

(c)              the failure of the Seller to comply with the terms of any Transaction Document, the Federal Assignment of Claims Act or any other similar state and local Applicable Law (including with respect to any Receivable or Related Assets transferred by the Seller) or the nonconformity of any such Receivable or Related Assets with any such Applicable Law;

(d)              the lack of an enforceable ownership interest or a first priority perfected security interest in the Receivables (and all Related Assets) transferred by the Seller, or purported to be transferred by the Seller, to Buyer pursuant to this Agreement against all Persons (including any bankruptcy trustee or similar Person);

(e)              any attempt by any Person (including Buyer) to void the transfers by the Seller contemplated hereby under statutory provisions or common law or equitable action;

(f)               the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivable and the other Related Assets in respect thereof, transferred by the Seller, or purported to be transferred by the Seller, to Buyer pursuant to this Agreement whether at the time of any purchase or acquisition, as applicable, or at any time thereafter;

(g)              any dispute, claim, offset, defense, or other similar claim or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool transferred by the Seller, or purported to be transferred by the Seller, to Buyer pursuant to this Agreement (including a defense based on such Receivable or the Related Assets not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(h)              any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document;

(i)               any suit or claim related to the Receivables or Related Assets transferred by the Seller, or purported to be transferred by the Seller, to Buyer pursuant to this Agreement (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any such Receivable or Related Asset);

(j)               any products liability, environmental or other claim arising out of or in connection with any Receivable or Related Assets or other merchandise, goods or services which are the subject of or related to any Receivable or Related Assets;

(k)              the ownership, delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Related Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied);

(l)               any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any purchase hereunder or in respect of any Receivable or other Related Assets or any related Contract (except to the extent relating to a credit losses on the Pool Receivable by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor);

(m)             any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(n)              (i) if legally required, the failure by the Seller to notify any Obligor of the assignment pursuant to the terms hereof of any Receivable or Related Assets to Buyer (and subsequently, as pledged under the Loan and Security Agreement, to Administrative Agent for the benefit of Lenders) or (ii) the failure to require that all Collections of Receivables be deposited directly in a Continuing Collection Account covered by an Account Control Agreement;

(o)              the failure by the Seller to comply with the “bulk sales” or analogous Applicable Laws of any jurisdiction;

(p)              any Taxes imposed upon the Seller Indemnified Party or upon or with respect to the Receivables transferred by the Seller (whether or not imposed on any Person, including a Lender), or purported to be transferred by the Seller, to Buyer pursuant to this Agreement arising by reason of the purchase or ownership, contribution or sale of such Receivables (or of any interest therein) or Related Assets;

(q)              any failure of the Seller to perform any of its respective duties or obligations under any Contract related to any Receivable;

(r)               any failure by any Exela Party to obtain any Obligor’s consent to any transfer, sale or assignment of any rights and duties under a Contract that requires the Obligor thereunder to consent to any such transfer, sale or assignment of any rights and duties thereunder;

(s)              the failure by the Seller or the Buyer to pay when due any Taxes, including sales, excise or personal property taxes with respect to the Receivables or Related Assets;

(t)               any loss arising, directly or indirectly, as a result of the failure by the Seller to timely collect and remit to the appropriate authority any sales or similar transfer type Taxes on or with respect to the Receivables or Related Assets (to the extent not duplicative of clause (xvi) above);

(u)              any commingling of any Collections by the Seller relating to the Receivables or Related Assets with any of its own funds or the funds of any other Person;

(v)              the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(w)             any failure by the Seller to obtain consent from any Obligor prior to the assignment of any Receivable and Related Assets pursuant to the terms of this Agreement;

(x)              any breach of any Contract as a result of the sale or contribution thereof or any Receivables related thereto pursuant to this Agreement;

(y)              any inability of the Seller or Buyer to assign any Receivable or Related Asset as contemplated under the Transaction Documents; or the violation or breach by the Seller of any confidentiality provision, or of any similar covenant of non-disclosure, with respect to any Contract, or any other Seller Indemnified Amount with respect to or resulting from any such violation or breach;

(z)              any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract or Agency Letter not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(aa)            any other amount paid or payable pursuant to Section 5.02 or 14.04 of the Loan and Security Agreement; or

(bb)           Taxes described in clauses (a), (b) and (c) of Section 5.03 of the Loan and Security Agreement.

SECTION 7.02. Contribution. If for any reason the indemnification provided above in this Article VII is unavailable to a Seller Indemnified Party or is insufficient to hold a Seller Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Seller Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Seller Indemnified Party as well as any other relevant equitable considerations.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Seller therefrom shall in any event be effective unless the same shall be in writing and signed by Buyer, Administrative Agent (with the consent of the Required Lenders) and (if an amendment) the Seller, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Seller may not amend or otherwise modify any other Transaction Document executed by it without the written consent of Buyer, Administrative Agent the Required Lenders, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto.

SECTION 8.02. No Waiver; Remedies. No failure on the part of Buyer or the Seller Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. If an Event of Default has occurred and is continuing, Buyer (or Administrative Agent as assignee of Buyer’s rights hereunder) shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws (including all the rights and remedies of a secured party upon default under the UCC (including the right to sell any or all of the Receivables and Related Assets)). The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law. The Seller hereby consents to and agrees to be bound by the specific remedies provisions of Section 9.03 and 9.04 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis. Without limiting the foregoing, TSL, individually and as Administrative Agent, each Lender, the LC Bank, and any of their Affiliates (the “Set-off Parties”) are each hereby authorized by each of the parties hereto, at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to any such Set-off Party to or for the credit to the account of such party, against all due but unpaid obligations of such party, now or hereafter existing under this Agreement or any other Transaction Document (other than in respect of any repayment of Aggregate Loan Amount or Interest by Buyer pursuant to the Loan and Security Agreement), to any Affected Person, any Seller Indemnified Party or any other Affected Person; provided, that any Set-off Party shall notify such party prior to or concurrently with any such set off.

SECTION 8.03. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name Annex 2 or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iii) notices and communications sent by other means shall be effective when received.

SECTION 8.04. Binding Effect; Assignment. The Seller acknowledges that institutions providing financing (by way of loans or the issuance of Letters of Credit) pursuant to the Loan and Security Agreement may rely upon the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Loan and Security Agreement. The Seller acknowledges that Buyer’s rights under this Agreement may be assigned to TSL or another Secured Party under the Loan and Security Agreement, consents to such assignment and to the exercise of those rights directly by TSL or another Secured Party to the extent permitted by the Loan and Security Agreement and acknowledges and agrees that TSL individually and as agent, a Lender and the other Affected Persons and each of their respective successors and permitted assigns are express third party beneficiaries of this Agreement.

SECTION 8.05. Survival. The rights and remedies with respect to any breach of any representation and warranty made by the Seller or Buyer pursuant to Section 3.02 or Article IV the indemnification provisions of Article VII, and the provisions of Sections 8.04, 8.05, 8.06, 8.08, 8.09, 8.10, 8.11, 8.12 and 8.14 shall survive any termination of this Agreement.

SECTION 8.06. Costs, Expenses and Taxes. In addition to its obligations under Article VII whether or not the transactions contemplated hereby shall be consummated, the Seller, jointly and severally, agrees to pay promptly (a) all of Buyer’s, each Credit Party’s and Administrative Agent’s actual and reasonable costs and expenses of preparation of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Buyer, each Credit Party and Administrative Agent in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Exela Party; (c) all the actual costs and reasonable expenses of creating and perfecting security interests in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Buyer, each Credit Party and Administrative Agent and of counsel providing any opinions that any Credit Party may request in respect of the Receivables and Related Assets or security interests created pursuant to the Transaction Documents; (d) all of Buyer, each Credit Party’s and Administrative Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of Buyer’s, such Credit Party’s or Administrative Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by Buyer, each Credit Party and the Administrative Agent; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Receivables and Related Assets; (f) all the actual costs and reasonable expenses of the Credit Parties, Administrative Agent and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Transaction Documents; (g) all other actual and reasonable costs and expenses incurred by Buyer, each Credit Party and Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Unmatured Initial Servicer Default, Initial Servicer Default, an Unmatured Event of Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Buyer, any Credit Party, Administrative Agent and Lenders in collecting any payments due from any Exela Party hereunder or under the other Transaction Documents by reason of such Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Receivables or Related Assets or the enforcement of the Transaction Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

SECTION 8.07. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 8.08. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY CREDIT PARTY IN THE RECEIVABLES AND RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 8.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.09 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 8.10. Consent to Jurisdiction; Waiver of Immunities. THE SELLER AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST IT ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, IT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT CREDIT PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

(b)               IT CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT. NOTHING IN THIS SECTION 8.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 8.11. Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 14.06 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis.

SECTION 8.12. No Proceedings. The Seller agrees, for the benefit of the parties to the Loan and Security Agreement, that it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Entity any Event of Bankruptcy until one year and one day after the Final Payout Date. In addition, all amounts payable by Buyer to the Seller pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Loan and Security Agreement).

SECTION 8.13. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Buyer contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager incorporator or organizer of Buyer.

SECTION 8.14. Grant of Security Interest. It is the intention of the parties to this Agreement that the conveyance of the Seller’s right, title and interest in and to the Receivables, the Related Assets and all the proceeds of all of the foregoing to Buyer pursuant to this Agreement shall constitute an absolute and irrevocable purchase and sale or capital contribution, as applicable, and not a loan or pledge. Notwithstanding the foregoing, the Seller does hereby grant to Buyer a security interest to secure the Seller’s obligations hereunder in all of the Seller’s now or hereafter existing right, title and interest in, to and under all Receivables and the Related Assets and that this Agreement shall constitute a security agreement (as defined in the UCC) and under other Applicable Law. The Seller hereby authorizes the Buyer to file, or to cause the Administrative Agent to file, financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

SECTION 8.15. Binding Terms in Other Transaction Documents. The Seller hereby makes for the benefit of the Administrative Agent, each Lender, LC Bank, each other Secured Party, each of the representations, warranties, covenants, and agreements, and accepts all other binding terms, including the waiver of any rights, which are made applicable to the Seller in any other Transaction Document, each as if the same (together with any provisions incorporated therein by reference) were set forth in full herein.

SECTION 8.16. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXELA TECHNOLOGIES, INC.,
as Initial Servicer

By:	/s/ James Reynolds
Name: James Reynolds
Title: Chief Financial Officer

EXELA RECEIVABLES 1, LLC,
as Buyer

By:	/s/ James Reynolds
Name: James Reynolds
Title: Chief Financial Officer

EXELA RECEIVABLES HOLDCO, LLC,
as Seller

By:	/s/ James Reynolds
Name: James Reynolds
Title: Chief Financial Officer

S-1	Excela 2nd Tier Purchase and Sale Agreement

ANNEX 1

UCC DETAILS SCHEDULE

EXELA RECEIVABLES HOLDCO, LLC:

(a)          Chief Executive Office

Ronald Cogburn

(b)          Locations Where Records Are Kept

2701 E. Grauwyler Road Irving, TX 75061

(c)          Doing Business As Names; Changes in Location or Name

None.

(d)           Federal Taxpayer ID Number

84-4093309

(e)          Jurisdiction of Organization

Delaware

(f)          True Legal Name

Exela Receivables Holdco, LLC

(g)         Organizational Identification Number

7770385

Annex 1, Page 1

ANNEX 2

NOTICE INFORMATION

If to Seller or Buyer, to the following:

300 First Stamford Place, Second Floor West

Stamford, CT 06902

Attention: Secretary

Email: legalnotices@exelatech.com

Telephone: 203-487-5345

With a copy to Administrative Agent at its address set forth in the Loan and Security Agreement.

With an additional copy to legal team at:

With a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn: Maurice M. Lefkort

Tel: 212-728-8000

Email: mlefkort@willkie.com

Annex 2, Page 2